As filed with the Securities and Exchange Commission on February 10, 1997
                                                 Registration No. 333-[      ]
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           --------------------

                                ADT Limited
          (Exact name of registrant as specified in its charter)

            Bermuda                                       Not Applicable
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                                Cedar House
                              41 Cedar Avenue
                          Hamilton HM12, Bermuda*
                              (441) 295-2244

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------

                             Stephen J. Ruzika
                               c/o ADT, Inc.
                           1750 Clint Moore Road
                           Boca Raton, FL 33431
                              (561) 988-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

*ADT Limited maintains its registered and principal executive offices at Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda. The executive offices of the subsidiary which supervises ADT Limited's North American activities are located at 1750 Clint Moore Road, Boca Raton, Florida 33431. The telephone number there is (561) 988-3600.

                           --------------------

                                Copies to:

                         J.J. McCarthy, Jr., Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017

                           --------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

[CAPTION]

                                               Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------------
        TITLE OF EACH
          CLASS OF                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
      SECURITIES TO BE            AMOUNT TO BE      OFFERING PRICE PER          AGGREGATE             AMOUNT OF
         REGISTERED                REGISTERED            SHARE(1)           OFFERING PRICE(1)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

Common Shares of
  nominal value $0.10 each         15,086,698            $22.125             $333,793,194          $101,150
---------------------------------------------------------------------------------------------------------------------

----------
(1) Estimated solely for purposes of calculation of the registration fee based on the average of the high and low prices of the Registrant's Common Shares on the New York Stock Exchange on February 6, 1997.

                           --------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



Subject to Completion
Prospectus dated February 10, 1997


                             15,086,698 Shares

                                ADT Limited

                               Common Shares
                        of $.10 nominal value each

                           --------------------

      This Prospectus relates to the public offering of common shares of $.10 nominal value each (the "Shares" or the "Common Shares") of ADT Limited, a Bermuda company limited by shares ("ADT" or the "Company"), offered from time to time by one or both of the Selling Shareholders named herein (each, a "Selling Shareholder" and together, the "Selling Shareholders") for their own respective benefits. The Shares to which this Prospectus relates have been issued in private placements or will be issued upon the exercise of a warrant (the "Warrant") to purchase Shares that was issued in a private placement. None of the Shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

      The Shares may be sold from time to time by the Selling Shareholders, directly or through brokers, dealers or agents designated from time to time. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. See "Use of Proceeds" and "Plan of Distribution."

      All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder.

      The Common Shares are listed on the New York Stock Exchange under the symbol ADT.

      See "Risk Factors" on pages 4 to 6 for a description of certain factors that should be considered by purchasers of the Shares offered hereby.

      The Selling Shareholders, agents, brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting compensation under the Securities Act. See "Plan of Distribution."

                           --------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                           --------------------

              The date of this Prospectus is February ___, 1997.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any Selling Shareholder. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.

                           --------------------

                     ENFORCEMENT OF CIVIL LIABILITIES

      ADT is organized in Bermuda and certain of its directors, officers and controlling persons, certain of the experts named herein and one of the Selling Shareholders named herein are resident outside the United States. All or a substantial portion of the assets of such persons are located outside the United States. Consequently, it may not be possible to effect service of process on such persons within the United States or to enforce, in U.S. courts, judgments against such persons obtained in U.S. courts and predicated upon the civil liability provisions of the U.S. federal securities laws. Furthermore, since all directly owned assets of ADT are outside the United States any judgment against ADT may not be collectable within the United States. ADT has been advised by its legal counsel in Bermuda, Appleby, Spurling & Kempe, that there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated upon U.S. federal securities laws. Such counsel has also advised ADT that the Bermuda courts will enforce foreign judgments for liquidated amounts in civil matters, subject to certain conditions and exceptions.


                               TABLE OF CONTENTS

                                 Page                                     Page
                                 ----                                     ----

Available Information..........    2     Use of Proceeds................    7

Incorporation of Certain
     Information by Reference..    3     Plan of Distribution...........    7

The Company....................    4     Recent Developments............    8

Risk Factors...................    4     Experts........................   10

Selling Shareholders...........    6     Legal Matters..................   10


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Shares are listed on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This Prospectus constitutes a part of Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in such Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                           --------------------

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents, which have been filed with the Commission, are hereby incorporated by reference:

      1. Annual Report on Form 10-K of the Company for the year ended December 31, 1995; and

      2. Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as amended;

      3. Current Reports on Form 8-K of the Company filed on January 16, 1996 (as amended on Form 8-K/A on March 12, 1996); June 27, 1996; July 10, 1996; July 16, 1996; September 19, 1996 (as amended on Form 8-K/A-1 on October 21, 1996 and Form 8- K/A-2 on
            November 12, 1996) and September 30, 1996;

      4. the Company's current Registration Statement on Form 8-A with respect to registration of Common Shares under Section 12(b) of the Exchange Act.

      All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Shares offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statements so modified or superseded shall be deemed to constitute a part of this Prospectus, except as so modified or superseded.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to ADT, Inc., 1750 Clint Moore Road, Boca Raton, Florida 33431, Attention: Mr. Stephen J. Ruzika (telephone (561) 988-3600).


                                  THE COMPANY

      The Company is engaged in two service businesses, electronic security services in North America and Europe and vehicle auction and related services in the United States. ADT sells, installs, monitors and maintains electronic security devices in customers' businesses or residences that provide detection of events, such as intrusion or fire, and surveillance and control of access. ADT believes that it is the largest provider of electronic security services in North America and the United Kingdom. ADT also operates a network of large modern vehicle auction centers in the United States providing a comprehensive range of vehicle redistribution services, including the collection and transportation of a seller's vehicles to an auction center, reconditioning the vehicles to retail standards, matching the vehicles with an appropriate auction market and delivering the vehicles to the buyer. ADT auction centers provide an organized and efficient means for the wholesale vehicle marketplace to sell and purchase used vehicles. The Company is the second largest provider of vehicle auction services in the United States. ADT currently intends to divest its vehicle auction business.

      The Company was organized in Bermuda in September 1984 under the name Hawley Group Limited and maintains its registered and principal executive offices at Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda. The executive offices of the subsidiary which supervises ADT's North American activities are located at 1750 Clint Moore Road, Boca Raton, Florida 33431. The telephone number there is (561) 988-3600.


                                 RISK FACTORS

      In addition to reviewing the documents incorporated herein by reference and the other information in this Prospectus, prospective purchasers of the Shares offered hereby should consider carefully the following factors in evaluating the Company and its business before purchasing the Shares offered hereby.

Principal Shareholder; Exchange Offer

      Western Resources, Inc. ("Western") and its affiliates owned approximately 27.1% of the Common Shares outstanding as of December 18, 1996, according to Amendment No. 9 to Schedule 13D filed by Western on December 18, 1996. Western is a public corporation, and its shares are listed on the NYSE.

      On December 18, 1996, Western filed with the Commission a preliminary prospectus for an offer by Western of $7.50 net in cash and a number of shares of Western common stock valued at a maximum of $15 (depending on a pricing formula) in exchange for each of the Common Shares. Western has also demanded a special general meeting of ADT shareholders for the stated purpose of facilitating the consummation of its proposed offer. See "Recent Developments -- Exchange Offer."

      No predictions can be made as to the effect, if any, that the sale of any such shares, the availability of such shares for future sales, Western's proposed exchange offer or the special general meeting of ADT shareholders will have on the market price of the Common Shares prevailing from time to time. Sales of substantial numbers of Common Shares by Western and its affiliates, or the perception that such sales could occur, could adverse affect prevailing market prices for the Common Shares and could impair ADT's future ability to raise capital through an offering of its equity securities.

Certain Litigation against the Company

      Certain litigation has been commenced against the Company and its directors, including litigation in connection with Western's proposed exchange offer. See "Recent Developments -- Certain Litigation against the Company."

Possible Acquisitions

      The electronic security services market in the United States, where ADT's service delivery infrastructure is substantially complete, is highly fragmented with well over 12,000 providers. ADT believes that attractive acquisition opportunities exist and may expand its electronic security services business by acquisition in the future. Any such acquisitions may include multi-regional, regional or local electronic security services businesses. ADT continually evaluates such acquisition opportunities in the electronic security services market. Any such acquisition may be financed through the incurrence of additional indebtedness, cash on hand and cash generated from operations, including asset sales, if any, or a combination thereof.

      ADT is not currently party to any material agreement or understanding to acquire any electronic security services businesses, and no assurances can be given that ADT will succeed in consummating any acquisitions or as to the financial or operating effect on ADT of any acquired business. Acquisitions, by their nature, involve risks including, among others, difficulties in integrating the acquired operations and possible negative effects of diverting management resources.

Divestiture of Vehicle Auction Business

      In November 1996, ADT announced that it intended to divest its vehicle auction business. There can be no assurance that a buyer will be found or, if found, that ADT will consummate the sale at a favorable price or on favorable terms.

Competition

      The electronic security services business in North America is highly competitive and highly fragmented and new competitors are continually entering the field. ADT may encounter competition from future market entrants. In addition, certain of ADT's competitors have, and new competitors may have, greater financial resources than ADT.

      The vehicle auction services division faces competition in the United States from two other significant auction chains and a number of independently owned local auctions.

Preferred Stock and Takeover Measures

      The authorized capital of the Company includes 125 million preference shares (the "First Preference Shares"). The board of directors of ADT, in its sole discretion, may designate and issue one or more series of First Preference Shares from the authorized and unissued First Preference Shares. Subject to limitations imposed by law or ADT's Memorandum of Association and Bye-Laws, the board of directors of the Company is empowered to determine the designation of, and the number of shares constituting, each series of First Preference Shares; the dividend rate for each series; the terms and conditions of any voting and conversion rights for each series; the amounts payable on each series upon redemption or ADT's liquidation, dissolution or winding-up; the provisions of any sinking fund for the redemption or purchase of any series; and the preferences and the relative rights among the series of First Preference Shares. At the discretion of the board of directors of ADT, and subject to its fiduciary duties, the First Preference Shares could be used to deter any takeover attempt, by tender offer or otherwise. In addition, First Preference Shares could be issued with voting and conversion rights which could adversely affect the voting power of holders of Common Shares. The issuance of First Preference Shares could also result in a series of securities outstanding that would have preferences over the Common Shares with respect to dividends and in liquidation.

      The board of directors of ADT Limited has adopted a shareholder rights plan, which permits shareholders, in certain circumstances, to purchase Series A First Preference Shares of ADT. See "Recent Developments -- Shareholder Rights Plan."

      The Company's Bye-laws apply the provisions of the United Kingdom City Code on Take-Overs and Mergers (the "City Code") to ADT, together with the United Kingdom Rules Governing Substantial Acquisitions of Shares (the
"U.K. Rules"). The U.K. Rules regulate increases in interests in the share capital of ADT representing between 15% and 29.9% of voting rights. ADT's board of directors may by notice require compliance with the U.K. Rules in relation to acquisitions and disposals of shares carrying voting rights.

      The Bye-laws of ADT also provide that the board of directors may by notice require a person who is or becomes interested in shares of the Company in circumstances in which he would be obliged to make or extend an offer or offers to shareholders or holders of convertible securities under the City Code to pursue the offer as provided under the City Code and to conduct himself before, during and after the lapse of an offer in a manner that would be required by the City Code. The board of directors may require that offers be made to holders of convertible securities and holders of subscription rights on comparable terms to those offered to holders of Common Shares. If a person has acquired 30% or more of ADT's Common Shares, the board of directors may require such person to make an offer to purchase all shares of every class of ADT's share capital in cash pursuant to terms set forth in the Bye-laws.


                             SELLING SHAREHOLDERS

      The following table shows (i) the name of each Selling Shareholder, (ii) the number of Common Shares beneficially owned by such Selling Shareholder prior to the offering, (iii) the number of Common Shares to be sold pursuant to this Prospectus and (iv) the number of shares beneficially owned after the offering:


                                          Number of Common Shares
                              -----------------------------------------------
                              Owned Prior to                     Owned after
      Name                       Offering           Offered      the Offering
-------------------------     -----------------------------------------------

Republic Industries, Inc.     15,000,000 (1)       15,000,000          --
Mourant & Co. Trustees
  Limited                         86,698 (2)           86,698          --

----------
(1) Represents shares issuable upon exercise of the Warrant. The Warrant, which was granted to Republic Industries, Inc. ("Republic") in connection with a proposed amalgamation between the Company and Republic, is exercisable through March 26, 1997 and represents the right to purchase 15,000,000 Common Shares of the Company at $20 per share. Pursuant to the terms of the Warrant, Republic has exercised its right to demand registration of all of the Common Shares underlying the Warrant. Following the effective date of the registration statement, subject to the Company's right to suspend the use of the registration statement under certain circumstances, the Company is required to maintain the effectiveness of the Registration Statement for 120 days. See "Recent Developments -- Certain Litigation against the Company."

(2) Represents shares held in trust for the benefit of an employees' share ownership plan ("ESOP") of Automated Security (Holdings) PLC. The ESOP received shares of ADT in exchange for shares of Automated Security (Holdings) PLC in connection with ADT's acquisition of Automated Security (Holdings) PLC.


                                USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares.


                             PLAN OF DISTRIBUTION

      The Company has been advised by each of the Selling Shareholders that they intend to sell all or a portion of the Shares that they own or are entitled to receive upon exercise of the Warrant, as the case may be, on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively, from time to time a Selling Shareholder may offer Shares through brokers, dealers or agents, who may receive compensation in the form of concessions or commissions from any such Selling Shareholders, agents and/or the purchasers for whom they may act as agent or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such Shares to the public at varying prices to be determined by such broker-dealer at the time of resale. The Shares may be sold in connection with equity swap, put or call, margin and similar transactions entered into by a Selling Shareholder, including sales by or at the direction of the counterparty to any such transactions. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

      The Selling Shareholders and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent a Selling Shareholder may be deemed to be an underwriter, he or it may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

      Shares may be sold from time to time in transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Shareholders and any such dealers. The Selling Shareholders may, from time to time, authorize dealers, acting as the Selling Shareholders' respective agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus.

      The Selling Shareholders and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and 10b-6, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other such person.

      All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by a Selling Shareholder will be borne by such Selling Shareholder.

      In order to comply with securities laws in certain jurisdictions, the Shares offered hereby will be offered or sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

      There can be no assurance that the Selling Shareholders will sell any or all of the Shares offered by them hereunder.

      The Company has agreed to indemnify the Selling Shareholders against certain civil liabilities, including certain liabilities under the Securities Act, in connection with the sale of the Shares.


                              RECENT DEVELOPMENTS

Exchange Offer

      On December 18, 1996, Western filed with the Commission a preliminary prospectus for an offer by Western of $7.50 net in cash and a number of shares of Western common stock valued at a maximum of $15 (depending on a pricing formula) in exchange for each of ADT's Common Shares. Western has also demanded a special general meeting of ADT shareholders for the purposes of (i) removing the present members of the ADT board, (ii) reducing the number of seats on the ADT board from eight to two and (iii) electing Western's nominees to the ADT board. Western has stated that the purpose of these proposals is to facilitate consummation of its offer. If Western obtains control of the board of directors, Western has stated that its directors intend to eliminate the protections for shareholders contained in the Company's Bye-Laws and in the Shareholder Rights Plan described below. Pursuant to Western's requisition, ADT has scheduled a special general meeting of shareholders of ADT to be held on July 8, 1997.

      ADT has indicated that its board of directors will review Western's proposals in due course. ADT has also stated that its shareholders need not take any action at this time with respect to Western's proposals, and requested that they await the final recommendation of ADT's board.

Certain Litigation against the Company

      On December 18, 1996, Western, through an affiliate, commenced litigation against the Company, the directors of the Company and Republic in the U.S. District Court for the Southern District of Florida. Western's complaint, as amended and modified by subsequent filings, alleges that the Company and its directors breached their fiduciary duties to Western and the Company's other shareholders (i) by issuing the Warrant to Republic in connection with the proposed merger transaction with Republic, (ii) by adopting the Company's shareholder rights plan, (iii) by holding shares of the Company in one of the Company's subsidiaries with the intention of voting those shares as needed to entrench existing management and (iv) by setting a July 8, 1997 date for a meeting of the Company's shareholders. The complaint also alleges, inter alia, that the Company and its directors interfered with Western's voting rights. Western seeks various injunctive remedies, including a declaration voiding the Warrant and an order compelling the Company to hold the shareholders meeting on or before March 20, 1997. The Company and the board of directors believe that Western's allegations are without merit and intend to vigorously defend against them.

      On December 26, 1996, Charles Gachot filed a complaint in the Circuit Court for the Fifteenth Judicial Circuit in Palm Beach County, Florida against the Company, certain of its directors, Western and an affiliate of Western. The complaint was brought on behalf of a class of all shareholders of the Company and alleges that Western has breached its fiduciary duties to the Company's shareholders by offering an inadequate price for the outstanding Common Shares. The complaint seeks to enjoin Western from acquiring the outstanding Common Shares. The complaint also alleges that the Company and its directors have refused to negotiate with Western and that the Warrant and the shareholder rights plan are improper. The complaint seeks unspecified monetary relief from all defendants. The Company and the board of directors believe that the allegations in Mr. Gachot's complaint against the Company and the directors are without merit and intend to vigorously defend against them.

Shareholder Rights Plan

      On November 4, 1996, the board of directors declared a distribution of one Series A First Preference Share purchase right (a "Right") for each Common Share outstanding on November 15, 1996. Each Right will entitle the holder to purchase from the Company shares of a new series of First Preference Shares at an initial purchase price of $90 (per one-hundredth of a share). The rights will become exercisable and will detach from the Common Shares a specified period of time after any person has become the beneficial owner of 15% or more of ADT's Common Shares or has commenced a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of ADT's Common Shares. The rights will not become exercisable on account of any person being the beneficial owner of 15% or more of ADT's Common Shares as at November 4, 1996 at 5 p.m., Eastern Standard Time, but will become exercisable if such person increases his beneficial ownership after this time.

      If any person becomes the beneficial owner of 15% or more of the Common Shares, or if any person who is already the beneficial owner of 15% or more of the Common Shares increases his beneficial ownership, each Right will entitle the holder, other than the acquiring person, to purchase, for the rights purchase price, Common Shares having a market value of twice the rights purchase price.

      If, following an acquisition of 15% or more of the Common Shares, ADT is involved in certain mergers or other business combinations or sells or transfers more than 50% of its assets or earning power, each Right will entitle the holder to purchase, for the rights purchase price, common shares of the other party to such transaction having a market value of twice the rights purchase price.

      ADT may redeem the Rights at a price of $0.01 per Right at any time prior to a specified period of time after a person has become the beneficial owner of 15% or more of the Common Shares. The Rights will expire on November 14, 2005, unless redeemed earlier.


                                    EXPERTS

      The consolidated financial statements of the Company included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 have been audited by Coopers & Lybrand, independent accountants, as stated in their report dated February 29, 1996 and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

      Any consolidated financial statements hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.


                                 LEGAL MATTERS

      The validity of the Shares offered hereby will be passed upon for the Company by Appleby, Spurling & Kempe, Hamilton, Bermuda.

      John D. Campbell, the Secretary of ADT, is also a member of the law firm of Appleby, Spurling & Kempe, legal counsel for ADT in Bermuda, which has rendered an opinion in connection with the offering of the Shares.


==============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.


Registration fee......................................        $ 101,150
Legal fees and expenses...............................          180,000
Accounting fees and expenses..........................            5,000
                                                              ---------

      Total...........................................        $ 286,150
                                                              =========
                                                              =========

       All amounts estimated except for registration fees.


Item 15.  Indemnification of Directors and Officers.

      Section 103 of the Bye-Laws of ADT provides, in part, that ADT shall indemnify its directors and officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under The Companies Act 1981 (as amended) of Bermuda. Section 98 of The Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits ADT to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

      The Company maintains liability insurance covering its directors and officers and those of its subsidiaries.

      Pursuant to the terms of the Warrant, the Company has agreed to indemnify certain of the Selling Shareholders against certain civil liabilities, including certain liabilities under the Securities Act, in connection with the sale of the Shares.


Item 16.   List of Exhibits and Exhibit Index

Exhibit  4.1- Memorandum of Association (as altered) of the Company, filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein.

Exhibit  4.2- Bye-laws, as amended, of the Company, filed as an exhibit to the
              Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein.

Exhibit  4.3- Rights Agreement dated as of November 6, 1996 between ADT
              Limited and Citibank, N.A. as Rights Agent (including Exhibit A as a supplement to the Bye-laws of the Company).

Exhibit  5.1- Opinion of Appleby, Spurling & Kempe as to legality of Shares offered.

Exhibit 10.1- Common Share Purchase Warrant dated as of July 1, 1996, as amended on September 27, 1996, filed as exhibits to the Company's Forms 8-K on July 10, 1996 and September 30, 1996, is incorporated by reference herein.

Exhibit 23.1- Consent of Coopers & Lybrand, Independent Accountants.

Exhibit 23.2- Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1).

Exhibit 24.1- Power of Attorney (contained on page II-4).


Item 17.   Undertakings.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 7th day of February, 1997.


                                            ADT LIMITED


                                            By  /s/  Stephen J. Ruzika
                                                -----------------------
                                                Stephen J. Ruzika
                                                Director and Executive
                                                Vice President


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Ruzika his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as Directors and Officers of ADT Limited and on the date indicated.


         Signature                     Title                       Date
         ---------                     -----                       ----

 /s/  Michael A. Ashcroft      Chairman of the Board and      February 7, 1997
---------------------------    Chief Executive Officer
      Michael A. Ashcroft      (Principal Executive
                               Officer)

 /s/  Stephen J. Ruzika        Chief Financial Officer,       February 7, 1997
---------------------------    Executive Vice President
      Stephen J. Ruzika        and Director (Principal
                               Financial Officer and
                               Principal Accounting
                               Officer)

 /s/  John E. Danneberg        Director                       February 7, 1997
---------------------------
      John E. Danneberg

 /s/  Alan B. Henderson        Director                       February 7, 1997
---------------------------
      Alan B. Henderson

 /s/  James S. Pasman, Jr.     Director                       February 7, 1997
---------------------------
      James S. Pasman, Jr.

 /s/  W. Peter Slusser         Director                       February 7, 1997
---------------------------
      W. Peter Slusser

 /s/  William W. Stinson       Director                       February 7, 1997
---------------------------
      William W. Stinson

 /s/   Raymond S. Troubh       Director                       February 7, 1997
---------------------------
      Raymond S. Troubh




                                                          File No: 333-[     ]
==============================================================================



                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                           --------------------

                                 EXHIBITS

                                    to

                                 FORM S-3


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           --------------------


                                ADT Limited
          (Exact name of Registrant as specified in its charter)



==============================================================================




                               LIST OF EXHIBITS


Exhibit  4.1- Memorandum of Association (as altered) of the Company, filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein.

Exhibit  4.2- Bye-laws, as amended, of the Company, filed as an exhibit to the
              Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein.

Exhibit  4.3- Rights Agreement dated as of November 6, 1996 between ADT
              Limited and Citibank, N.A. as Rights Agent (including Exhibit A as a supplement to the Bye-laws of the Company).

Exhibit  5.1- Opinion of Appleby, Spurling & Kempe as to legality of Shares offered.

Exhibit 10.1- Common Share Purchase Warrant dated as of July 1, 1996, as amended on September 27, 1996, filed as exhibits to the Company's Forms 8-K on July 10, 1996 and September 30, 1996, is incorporated by reference herein.

Exhibit 23.1- Consent of Coopers & Lybrand, Independent Accountants.

Exhibit 23.2- Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1).

Exhibit 24.1- Power of Attorney (contained on page II-4).